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                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 29, 2000

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)



            Delaware                    0-27681                  13-4093923

 (State or other jurisdiction      (Commission File           (IRS Employer
      of Incorporation)                Number)            Identification Number)



                100 Park Avenue, New York, NY                     10017
          (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code, (212) 376-8800



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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On May 20, 1999, Laidlaw Global Corporation (the "Company") entered into an agreement with Pacific USA Holdings Corp. ("Pacific") to acquire its subsidiary Laidlaw Pacific (Asia) Ltd. ("Laidlaw Pacific"), a Hong Kong based investment advisor. On March 29, 2000, the Company and Pacific's wholly owned subsidiaries PUSA Investment Company ("PUSA") and Laidlaw Pacific Financial Services Ltd. completed an amended and restated agreement to acquire Laidlaw Pacific (the "Amended Exchange Agreement"). The purchase price was 200,000 shares of common stock of the Company and HK$ 4 million. Additionally, Laidlaw Pacific agreed to pay a dividend to Laidlaw Pacific Financial Services Ltd. equal to HK$ 3 million. Further, it consented to the Company receiving a dividend equal to HK$ 4 million, should it elect to withdraw such funds from Laidlaw Pacific. PUSA represented to the Company that, at the time of closing, and prior to any dividend distribution, Laidlaw Pacific would have cash in the amount of HK$ 11 million, all licenses to engage in the investment banking business in Hong Kong, and no liabilities. Laidlaw Pacific is a registered Dealer and Investment Advisor with the Hong Kong Securities and Futures Commission. Its principal activities are corporate financial advisory services.

Item 7. FINANCIAL STATEMENTS, PRO-FORMA INFORMATION AND EXHIBITS

     (a)  Financial Statements of business acquired*

     (b)  Pro-Forma Information*

     (c)  Exhibits

          Number              Description

          2.1                 Exchange Agreement to acquire Laidlaw
                              Pacific, dated May 20, 1999

          2.2 Amended Exchange Agreement to acquire Laidlaw Pacific, dated March 29, 2000

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* To be filed by amendment as soon as practicable.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     LAIDLAW GLOBAL CORPORATION

April 12, 2000                                       By: /s/ Roger Bendelac
                                                        ----------------------
                                                        Roger Bendelac,
                                                        President